UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 19, 2000
                        (Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

          New York               1-2360               13-0871985
  (State of Incorporation)     (Commission          (IRS employer
                              File Number)         Identification No.)

          ARMONK, NEW YORK                              10504
(Address of principal executive offices)              (Zip Code)

                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

      The registrant's press release dated January 19, 2000, regarding its financial results for the periods ended December 31, 1999, including unaudited consolidated financial statements for the periods ended December 31, 1999, are attached.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 20, 2000


                                       By: Mark Loughridge
                                           -------------------------------------
                                                  (Mark Loughridge)
                                           Vice President and Controller

              IBM ANNOUNCES 1999 FOURTH-QUARTER, FULL-YEAR RESULTS


      ARMONK, N.Y., January 19, 2000 . . . IBM today announced fourth-quarter 1999 diluted earnings per common share of $1.12 compared with diluted earnings per common share of $1.24 in the fourth quarter of 1998. Fourth-quarter 1999 net income was $2.1 billion compared with net income of $2.3 billion in the year-earlier period. IBM's fourth-quarter 1999 revenues totaled $24.2 billion, a decline of 4 percent (2 percent at constant currency) compared with the fourth quarter of 1998.

      Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"As we had anticipated, the Y2K issue hit us hard in the fourth quarter. Many of our large customers -- who handle much of the world's critical data -- had locked down their computer systems as they prepared for the Y2K transition. While we are pleased that this transition is proceeding smoothly for our customers, these lockdowns had a significant negative impact on our revenues and earnings in the quarter.

      "However, the Y2K issue should not overshadow the fact that 1999 was a good year for IBM. We had record net income and earnings per share and our e-business revenues grew at an extraordinary rate. Our e-business services revenues, for example, were up 60 percent from the previous year. We also had very good results on a full-year basis in our strategic growth areas of services, software and OEM technology. In addition, we generated strong cash flows, completed 17 acquisitions and spent $6 billion on capital expenditures.

      "As we enter the new year, the e-business revolution is continuing to accelerate at businesses of all sizes throughout the world," Mr. Gerstner said. "IBM -- with the broadest portfolio of products and services in the industry -- is exceptionally well positioned to benefit from this growing e-business demand. We continue to believe that, once the Y2K transition is completed, this can be a very good year for IBM."

      In the Americas, fourth-quarter revenues were $10.4 billion, down 4 percent (2 percent at constant currency) from the 1998 period. Revenues from Europe/Middle East/Africa were $7.2 billion, down 15 percent (6 percent at constant currency). Asia-Pacific revenues increased 12 percent (2 percent at constant currency) to $4.4 billion. OEM revenues grew 12 percent (12 percent at constant currency) to $2.2 billion.

      Hardware revenues declined 11 percent (10 percent at constant currency) to $10.2 billion from the 1998 fourth quarter. Y2K-related declines in customer demand were a significant factor behind fourth-quarter revenue decreases in System/390, AS/400, RS/6000, and personal computers. However, within IBM's server family, Netfinity PC revenues increased significantly, as did revenues from RS/6000 mid-range servers, including the advanced RS/6000 Model S80. Microelectronics revenues increased substantially, principally due to growth in custom logic shipments. Shipments of IBM's new "Shark" disk storage product were strong in the quarter, although overall storage revenues declined largely as a result of ongoing price pressures in hard disk drives. The overall hardware gross profit margin declined to 26.6 percent from 34.2 percent.

      Revenues from IBM Global Services, after normalizing for the 1999 sale of the IBM Global Network to AT&T, increased 7 percent in the quarter (excluding maintenance). On an as-reported basis, revenues for Global Services -- including maintenance and without normalizing for the Global Network sale -- grew 2 percent (4 percent at constant currency) to $8.7 billion. IBM signed $10.3 billion in services contracts in the quarter and concluded the year with a total services contract backlog of approximately $60 billion.

      Software revenues totaled $3.6 billion, up 2 percent (6 percent in constant currency) over the prior year's final quarter. Middleware -- which is critical for e-business -- grew 8 percent (13 percent at constant currency), with record fourth-quarter shipments of Lotus Notes and Domino groupware products and strong performance in database, transaction processing, and Tivoli system management software. The software gross profit margin improved 1.1 points year over year to 83.4 percent.

      Global Financing revenues increased 19 percent (22 percent at constant currency) in the fourth quarter to $915 million.

      Revenues from the Enterprise Investments/Other area, which comprises custom applications and other products designed to meet specialized customer requirements, declined 13 percent (10 percent at constant currency) year over year to $687 million. The revenue decline resulted from IBM's strategy to exit certain non-strategic businesses.

      The company's total gross profit margin was 36.7 percent in the 1999 fourth quarter compared with 39.0 percent in the 1998 fourth quarter.

      Total fourth-quarter expenses declined 9 percent, and the company improved its expense-to-revenue ratio by 1.5 points year over year to 24.4 percent.

      IBM spent approximately $2.1 billion on common share repurchases in the fourth quarter. The average number of basic common shares outstanding in the quarter was 1.79 billion compared with 1.84 billion in the same period of 1998.

                             Full-year 1999 Results

      Net income for the year ended December 31, 1999 was $7.7 billion, or $4.12 per diluted common share, compared with net income of $6.3 billion, or $3.29 per diluted common share, in 1998. Revenues in 1999 totaled $87.5 billion, an increase of 7 percent as reported and in constant currency, versus revenues of $81.7 billion in 1998.

      IBM's full-year 1999 results include an after-tax benefit of $750 million, or $.40 per diluted common share, resulting from several actions that occurred in the year. Specifically, IBM sold its Global Network to AT&T. The company completed several acquisitions which resulted in charges for acquired in-process research and development; took actions intended to improve the long-term competitiveness of the company; and shortened the depreciable lives of personal computers.

      In the Americas, full-year revenues were $38.8 billion, up 5 percent (7 percent at constant currency) from the 1998 period. Revenues from Europe/Middle East/Africa were $25.7 billion, an increase of 2 percent (6 percent at constant currency). Asia-Pacific revenues grew 19 percent (8 percent at constant currency) to $15.2 billion. OEM revenues increased 15 percent (14 percent at constant currency) to $7.8 billion.

      Hardware revenues in 1999 were $37.0 billion, an increase of 5 percent (4 percent in constant currency). Global Services revenues totaled $32.2 billion, an increase of 11 percent (11 percent at constant currency). Software revenues totaled $12.7 billion, an increase of 7 percent (8 percent at constant currency). Global Financing revenues totaled $3.1 billion, an increase of 9 percent (10 percent at constant currency). Revenues from the Enterprise Investments/Other area declined 2 percent (1 percent at constant currency) year over year to $2.5 billion.

      Common share repurchases totaled approximately $7.3 billion in 1999. The average number of basic common shares outstanding was 1.81 billion in 1999 compared with 1.87 billion in 1998. There were 1.78 billion basic common shares outstanding at December 31, 1999.

      The company's debt in support of operations, excluding global financing, decreased $104 million from year-end 1998 to $1.6 billion at year-end 1999, resulting in a debt-to-capitalization ratio of 9 percent. Global financing debt declined $1 billion from year-end 1998 to $26.8 billion at year-end 1999, resulting in a debt-to-equity ratio of 5.5 to 1.

Forward-Looking and Cautionary Statements

      Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

             INTERNATIONAL BUSINESS MACHINES CORPORATION
                    COMPARATIVE FINANCIAL RESULTS
            (Dollars in millions except per share amounts)

                                  Three Months                        Twelve Months
                                 Ended December 31,                Ended December 31,

                                       Percent                          Percent
                             1999       1998     Change        1999       1998       Change
                             ----       ----     ------        ----       ----       ------
REVENUE

 Hardware                  $10,238    $11,467     -10.7%     $37,041    $35,419        4.6%
  Gross margin                26.6%      34.2%                  26.9%      31.6%

 Global Services             8,736      8,560       2.0%      32,172     28,916       11.3%
  Gross margin                27.9%      27.5%                  27.6%      26.9%

 Software                    3,606      3,545       1.7%      12,662     11,863        6.7%
  Gross margin                83.4%      82.3%                  82.3%      80.9%

 Global Financing              915        767      19.3%       3,137      2,877        9.0%
  Gross margin                48.8%      49.7%                  53.9%      48.0%

 Enterprise Investments/
 Other                         687        792    -13.3%        2,536      2,592       -2.2%
  Gross margin                38.9%      30.2%                  38.6%      34.3%


TOTAL REVENUE               24,182     25,131     -3.8%       87,548     81,667        7.2%


GROSS PROFIT                 8,883      9,809     -9.4%       31,929     30,872        3.4%
  Gross margin                36.7%      39.0%                  36.4%      37.8%


OPERATING EXPENSES

 S,G&A                       4,445      5,074    -12.4%       14,729     16,662      -11.6%
  % of revenue                18.4%      20.2%                  16.8%      20.4%

 R,D&E                       1,416      1,407       0.6%       5,273      5,046        4.5%
  % of revenue                 5.9%       5.6%                   6.0%       6.2%

OPERATING INCOME             3,022      3,328     -9.2%       11,927      9,164       30.1%

Other income                   134        187    -28.7%          557        589       -5.5%
Interest expense               171        213    -19.5%          727        713        2.0%

INCOME BEFORE
INCOME TAXES (1)             2,985      3,302     -9.6%       11,757      9,040       30.0%
  Pre-tax margin              12.3%      13.1%                  13.4%      11.1%

Provision for
income taxes                   896        956     -6.3%        4,045      2,712       49.2%
  Effective tax
  rate                        30.0%      28.9%                  34.4%      30.0%


NET INCOME (1)             $ 2,089    $ 2,346    -11.0%      $ 7,712    $ 6,328       21.9%
  Net margin                   8.6%       9.3%                   8.8%       7.7%


Preferred stock
dividends                        5          5                     20         20

NET INCOME
APPLICABLE TO COMMON
STOCKHOLDERS               $ 2,084    $ 2,341    -11.0%      $ 7,692    $ 6,308       21.9%
                           =======    =======                =======    =======

EARNINGS PER SHARE
OF COMMON STOCK -
 ASSUMING DILUTION         $  1.12    $  1.24     -9.7%      $  4.12    $  3.29       25.2%
                           =======    =======                =======    =======

EARNINGS PER SHARE
OF COMMON STOCK -
 BASIC                     $  1.16    $  1.27     -8.7%      $  4.25    $  3.38       25.7%
                           =======    =======                =======    =======
AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  DILUTED                  1,847.8    1,894.3                1,871.1    1,920.1
  BASIC                    1,793.0    1,839.5                1,808.5    1,869.0

1) Twelve-month 1999 results include a pre-tax benefit of $1.8 billion (after-tax benefit of $750 million, or $.40 per diluted common share) due to a gain from the sale of the IBM Global Network, charges for acquired in-process research and development related to acquisitions, a charge for actions intended to improve the long-term competitiveness of the company, as well as a change in PC depreciable lives.

Note: All references to the average number of common shares and per common share data for all periods presented have been adjusted to reflect a 2-for-1 stock split of the common stock effective May 10, 1999.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              (Dollars in millions)

                                               At            At
                                          December 31,  December 31,   Percent
                                              1999          1998        Change
                                              ----          ----        ------
ASSETS

 Cash, cash equivalents,
 and marketable securities                   $ 5,831      $ 5,768         1.1%

 Receivables - net, inventories,
 and prepaid expenses                         37,324       36,592         2.0%

 Plant, rental machines,
 and other property - net                     17,590       19,631       -10.4%

 Investments and other assets                 26,750       24,109        11.0%
                                             -------      -------

TOTAL ASSETS                                 $87,495      $86,100         1.6%
                                             =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                             $14,230      $13,905         2.3%
 Long-term debt                               14,124       15,508        -8.9%
                                             -------      -------
 Total debt                                   28,354       29,413        -3.6%

 Accounts payable, taxes,
 and accruals                                 25,348       22,922        10.6%

 Other liabilities                            13,282       14,332        -7.3%
                                             -------      -------
TOTAL LIABILITIES                             66,984       66,667         0.5%

STOCKHOLDERS' EQUITY                          20,511       19,433         5.5%
                                             -------      -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                         $87,495      $86,100         1.6%
                                             =======      =======

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                      TWELVE MONTHS 1999
                       ------------------------------------------------
                                                                Pre-tax
(Dollars in millions)  --------  Revenue   -------    Pre-tax    Income
                       External  Internal   Total     Income    Margin
                       --------  --------  -------    -------   -------
SEGMENTS

Technology             $12,597    $3,800   $16,397      $764       4.7%
   % change                5.9%    -17.0%     -0.4%    -20.0%

Personal Systems        15,290        45    15,335      (557)     -3.6%
   % change               19.7%     55.2%     19.8%     43.9%

Server                   8,718       326     9,044     1,590      17.6%
   % change              -17.9%    -26.7%    -18.3%    -44.1%

Global Services         32,172     2,636    34,808     4,528      13.0%
   % change               11.3%     -4.0%      9.9%     20.5%

Software                12,662       767    13,429     2,830      21.1%
   % change                6.7%      2.4%      6.5%      9.4%

Global Financing         3,219       835     4,054     1,286      31.7%
   % change                8.1%      5.4%      7.5%     10.4%

Enterprise Investments   2,499        19     2,518      (324)    -12.9%
   % change                1.3%    -66.1%     -0.2%     47.4%

TOTAL SEGMENTS          87,157     8,428    95,585    10,117      10.6%
   % change                6.9%    -10.3%      5.1%      4.3%

Eliminations / Other       391    (8,428)   (8,037)    1,640*

TOTAL IBM              $87,548        $0   $87,548   $11,757      13.4%
   % change                7.2%                7.2%     30.0%

                                      TWELVE MONTHS 1998
                       ------------------------------------------------
                                                                Pre-tax
(Dollars in millions)  --------  Revenue   -------    Pre-tax    Income
                       External  Internal   Total     Income    Margin
                       --------  --------  -------    -------   -------
SEGMENTS

Technology             $11,890    $4,578   $16,468      $955       5.8%

Personal Systems        12,776        29    12,805      (992)     -7.7%

Server                  10,624       445    11,069     2,842      25.7%

Global Services         28,916     2,747    31,663     3,757      11.9%

Software                11,863       749    12,612     2,588      20.5%

Global Financing         2,979       792     3,771     1,165      30.9%

Enterprise Investments   2,468        56     2,524      (616)    -24.4%

TOTAL SEGMENTS          81,516     9,396    90,912     9,699      10.7%

Eliminations / Other       151    (9,396)   (9,245)     (659)

TOTAL IBM              $81,667        $0   $81,667    $9,040      11.1%

* Pre-tax income includes a benefit of $1.8 billion due to a gain from the sale of the IBM Global Network, charges for acquired in-process research and development related to acquisitions, a charge for actions intended to improve the long-term competitiveness of the company, as well as a change in PC depreciable lives.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                     FOURTH QUARTER 1999
                       ------------------------------------------------
                                                                Pre-tax
(Dollars in millions)  --------  Revenue   -------    Pre-tax    Income
                       External  Internal   Total     Income    Margin
                       --------  --------  -------    -------   -------
SEGMENTS

Technology              $3,565    $1,006    $4,571      $279       6.1%
   % change                1.2%    -20.9%     -4.6%     -6.7%

Personal Systems         4,112        19     4,131      (246)     -6.0%
   % change               -7.4%    137.5%     -7.1%       NM

Server                   2,350        89     2,439       281      11.5%
   % change              -32.2%    -39.5%    -32.5%    -73.3%

Global Services          8,736       651     9,387     1,244      13.3%
   % change                2.0%     -8.8%      1.2%      1.1%

Software                 3,606       206     3,812       876      23.0%
   % change                1.7%      4.6%      1.9%      7.6%

Global Financing           945       236     1,181       339      28.7%
   % change               17.1%    -18.1%      7.9%      7.6%

Enterprise Investments     670         1       671       (62)     -9.2%
   % change              -18.8%    -93.8%    -20.2%     56.0%

TOTAL SEGMENTS          23,984     2,208    26,192     2,711      10.4%
   % change               -4.7%    -16.4%     -5.8%    -24.6%

Eliminations / Other       198    (2,208)   (2,010)      274

TOTAL IBM              $24,182        $0   $24,182    $2,985      12.3%
   % change               -3.8%               -3.8%     -9.6%


                                     FOURTH QUARTER 1998
                       ------------------------------------------------
                                                                Pre-tax
(Dollars in millions)  --------  Revenue   -------    Pre-tax    Income
                       External  Internal   Total     Income    Margin
                       --------  --------  -------    -------   -------
SEGMENTS

Technology              $3,521    $1,272    $4,793      $299       6.2%

Personal Systems         4,441         8     4,449        24       0.5%

Server                   3,465       147     3,612     1,052      29.1%

Global Services          8,560       714     9,274     1,231      13.3%

Software                 3,545       197     3,742       814      21.8%

Global Financing           807       288     1,095       315      28.8%

Enterprise Investments     825        16       841      (141)    -16.8%

TOTAL SEGMENTS          25,164     2,642    27,806     3,594      12.9%

Eliminations / Other       (33)   (2,642)   (2,675)     (292)

TOTAL IBM              $25,131        $0  $ 25,131    $3,302      13.1%

NM = Not Meaningful